EXHIBIT 32
SECTION 1350 CERTIFICATIONS
To my knowledge, this Quarterly Report on Form 10-Q for the period ended September 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date:	October 28, 2026	By:	/s/ Ronald P. O'Hanley
Ronald P. O'Hanley
Chairman, Chief Executive Officer and President

Date:	October 28, 2026	By:	/s/ John F. Woods
John F. Woods
Executive Vice President and Chief Financial Officer